SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2002

METRO-GOLDWYN-MAYER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13481	95-4605850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Broadway Street, Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

(310) 449-3000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report.)

Item 4.    Changes in Registrant’s Certifying Accountant

(a)	Termination of previous independent accountants.

(i)  On June 17, 2002, Metro-Goldwyn-Mayer Inc. (the “Company”) terminated Arthur Andersen LLP (“Andersen”) as its independent public accountants. The Company’s Board of Directors, on the recommendation of its Audit Committee, approved the decision to terminate Andersen.

(ii)  The reports of Andersen on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)  During the two most recent fiscal years and through June 17, 2002, there have been no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter thereof in its report on the Company’s financial statements for such periods.

(iv)  During the two most recent fiscal years and through June 17, 2002, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(v)  At the request of the Company, Andersen furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated June 17, 2002, is filed as Exhibit 16 to this Form 8-K.

(b)	Engagement of new independent accountants.

(i)  The Company engaged Ernst & Young LLP as its new independent public accountants as of June 17, 2002. During the two most recent fiscal years and through June 17, 2002, the Company has not consulted with Ernst & Young LLP regarding the matters described in, and required to be disclosed pursuant to, Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

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Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

16	Arthur Andersen LLP letter dated June 17, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO-GOLDWYN-MAYER INC.

By:	/s/ WILLIAM A. JONES
William A. Jones Senior Executive Vice President and Secretary

Date:	June 17, 2002

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